UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Trade Street Residential, Inc.

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TRADE STREET

RESIDENTIAL

November 2013

Forward Looking Statements and Other Disclosures

This presentation has been prepared by Trade Street Residential, Inc. (“the “Company” or ‘Trade Street”) solely for informational purposes based on its own information, as well as information from public sources. This presentation has been prepared to assist interested parties in making their own evaluation of the Company and does not purport to contain all of the information that may be relevant. In all cases, interested parties should conduct their own investigation and analysis of the Company and the data set forth in this presentation and other information provided by or on behalf of the Company. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. Certain of the information contained herein may be derived from information provided by industry sources. The Company believes that such information is accurate and that the sources from which it has been obtained are reliable. The Company cannot guarantee the accuracy of such information, however, and has not independently verified such information.

This presentation contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “will likely result,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements discussions possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature; our business and investment strategy; our expected operating results; completion of acquisitions; our ability to successfully implement proposed acquisition, lease and management structures; our ability to obtain future financing arrangements; our expected leverage levels; our understanding of our competition; market and industry trends and expectations; anticipated capital expenditures; and use of the net proceeds of this offering. Additionally, the following factors could cause actual results to vary from our forward-looking statements: general volatility of the capital markets and the market price of our common stock; performance of the multifamily sector and real estate industries in general; changes in our business or investment strategy; changes in market conditions within the multifamily sector and the availability of multifamily acquisitions; our ability to satisfy closing conditions and obtain regulatory, lender and other rulings, approvals and consents; availability, terms and deployment of capital; availability of and our ability to attract and retain qualified personnel; our leverage levels; our capital expenditures; our ability to satisfy the requirements for qualification and taxation as a REIT for federal income tax purposes; changes in our industry and the market in which we operate, interest rates or the general U.S. or international economy; and the degree and nature of our competition.

The forward-looking statements contained in this presentation reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, prospects, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider all risks before you make an investment decision with respect to our common stock. We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. This communication is being made in respect of the proposed backstopped rights offering (the “rights offering”) and direct equity investment involving the Company and certain affiliates of Senator Investment Group LP (“Senator”).

The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the rights offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the rights offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company will arrange to send you the prospectus if you request it by calling 1-786-248-5200.

The registration statement relating to the rights offering has not yet become effective and no securities may be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The Company intends to commence the rights offering promptly after the registration statement has been declared effective by the SEC. The terms and conditions of the rights offering will be made available to the Company’s stockholders once the rights offering has commenced. The Company has not yet set a record date for the rights offering. A copy of the prospectus relating to the rights offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and additional materials relating to the rights offering will be mailed to stockholders of record of the Company shortly after the record date. Stockholders will then also be able to obtain a copy of the prospectus from the subscription agent for the rights offering. This presentation does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, and there shall not be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. In connection with the proposed transaction, the Company has filed with the SEC, but not yet distributed to stockholders, a preliminary proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it is finalized. Stockholders and investors are encouraged to read the proxy statement (and other relevant materials) regarding the proposed transaction carefully and in its entirety when it becomes available, and before making any voting decision, as it will contain important information about the transaction. Stockholders and investors will be able to obtain a free copy of the proxy statement, when available, as well as other filings made by Company regarding Trade Street Residential, Inc. and the proposed transaction at the SEC’s website at http://www.sec.gov and the Company’s website at www.tradestreetresidential.com.

Additionally, the Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the approval by stockholders of the issuance of shares of the Company’s common stock to Senator pursuant to that certain Standby Purchase Agreement between the Company and Senator. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s registration statement on Form S-11 and preliminary proxy statement filed in connection with the proposed transactions filed with the SEC on November 12, 2013. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.tradestreetresidential.com.

TRADE STREET

RESIDENTIAL

Overview of Capital Raise

Issuer

Trade Street Residential, Inc. / NASDAQ Ticker: TSRE

Total Capital Raise

$150 million consisting of:

A rights offering of $100 million to existing shareholders (the “Rights Offering”) and

A private placement of $50 million of common equity to investment entities managed by Senator Investment Group LP (the “Direct Purchase”)

Subscription Rights

Existing stockholders will receive subscription rights, at no charge, to purchase 1.3775 shares, at each holders’ election, of the Company’s common stock for each share currently owned. These rights will be transferrable and subject to over-allotment privileges as discussed in the S-11

Common Stock Price for Rights Offering and Direct Purchase

$6.33 per whole share, payable in cash (the “Common Stock Price”)

Backstop Commitment

The Rights Offering will be fully backstopped by investment entities managed by Senator Investment Group LP pursuant to a Standby Purchase Agreement (the “Backstop”)

Management Participation

Michael Baumann and David Levin agree to participate on a share for share basis in the Rights Offering at the Common Stock Price based on the amount of common equity that each individual owns

Use of Proceeds

Committed property acquisition pipeline

Repayment of certain indebtedness

General corporate purposes and future acquisitions

Timing

The Backstop and Direct Purchase are subject to approval by the Company’s stockholders and satisfaction of certain customary closing conditions. The Rights Offering and Direct Purchase are expected to close late in the fourth quarter of 2013 or early in the first quarter of 2014

TRADE STREET

RESIDENTIAL

Sources and Uses

The proceeds of the offering will be used for the following key purposes:

Committed property acquisition pipeline

Repayment of certain indebtedness

General corporate purposes, including future acquisitions

Estimated Sources and Uses ($ in thousands)

Rights Offering $ 100,000

Private Placement 50,000

Cash offering expenses (2,500)

Net Proceeds 147,500

Payoff variable rate debt (1) (29,967)

Paydown identified asset debt (1) (16,575)

Cash for pipeline acquistions (97,125)

Remaining for general corporate purposes $ 3,833

Proceeds used to acquire committed acquisitions and reposition the balance sheet

(1) Includes anticipated prepayment costs

TRADE STREET

RESIDENTIAL

Transaction Rationale

Allows current common equity holders to participate in the transaction while providing certainty of execution through Senator’s Backstop Commitment

Existing stockholders will receive subscription rights, at no charge, to purchase 1.3775 shares, at each holders’ election, of the Company’s common stock for each share currently owned

Certain members of management are participating in the Rights Offering further aligning management with all shareholders

Proceeds from rights offering fund the existing acquisition pipeline and repay indebtedness

The Company intends to partially use the proceeds to fund the cash component of three acquisitions under contract, which will reduce the weighted average age of the portfolio

Significantly improves the Company’s balance sheet and financial flexibility

On a pro forma basis, the Company will have a weighted-average debt maturity of 9.0 years and a weighted average interest rate on debt of 4.2% (1)

Debt will be comprised 93% of fixed rate debt and 7% of floating rate debt (1)

Minimal near-term debt repayment requirements (including amortization) until 2018 and beyond

Creating a strong balance sheet to withstand market cycles

Improves coverage ratios and other leverage metrics

Places capital on the balance sheet to fund future growth

(1) As of September 30, 2013, on a pro forma basis after giving effect to the Rights Offering Transaction and the use of the net proceeds therefrom

TRADE STREET

RESIDENTIAL

Investment Highlights

TRADE STREET

RESIDENTIAL

Experienced multifamily

management team with

extensive market

knowledge

Disciplined

underwriting

and risk

management

expertise

Attractive in-place long-term

indebtedness

with minimal

near-term

maturity

Strong internal

and external

growth

opportunities

Stable current

portfolio

performance

Differentiated

multifamily

REIT business

model focused

on SE mid-sized markets

TRADE STREET

RESIDENTIAL

Company Overview

Experienced multifamily management team with extensive market knowledge

CEO has been active in the development and/or acquisition of over $1 billion of residential properties

CIO has overseen the acquisition and management of more than 11,600 apartment units

President has significant real estate investing experience, including as vice chairman of LNR Property LLC, one of the leading U.S. investors and servicers of CMBS debt.

Significant relationships in multifamily sector (90% of acquisitions off-market)

Disciplined focus on mid-sized Southeastern markets with long-term multifamily fundamentals

Focus on acquiring, owning, operating and managing conveniently located, garden-style and mid-rise apartment communities

Geographic concentration on mid-sized cities primarily in the Southeast, including Texas

Markets tend to have stable employment, positive migration, population growth and limited supply of new housing and new apartment construction

Stable portfolio of high quality properties

17 properties totaling 4,024 apartment units plus four additional land sites for 1,493 planned units

95.5% average occupancy and $851 average monthly effective rent per unit (1)

Financed with attractive low cost agency or life-company financing; current portfolio no near-term maturities after planned refinancing’s

Strong acquisition pipeline in place

Three acquisitions under contract totaling 952 units for an estimated aggregate purchase price of $123.4 million to be acquired in the coming quarters with the offering proceeds

We believe that our track record of apartment acquisitions will provide us with numerous additional quality acquisition opportunities in the near term

(1) Figures are as of and for the three months ended September, 2013.

TRADE STREET

RESIDENTIAL

Company History

Multifamily Fund Investor

March 2008

Formation of Trade Street Property Fund I, which invests in development, redevelopment and acquisitions of real estate projects in the Southeast

Publicly Traded REIT

May 2013

Completion of $63.5mm Initial Public Offering of Trade Street Residential (NASDAQ: TSRE)

2003-2011

July 2003

Formation of BCOM Real Estate Fund, which invests in high quality multifamily residential and mixed use properties in the Southeast

June 2012

Reverse merger and asset contribution of Trade Street Property Fund I and BCOM Real Estate Fund into Feldman Mall Properties (PINK: FMLP)

2012-2013

November 2013

Announcement of $100.0 million backstopped rights offering to existing investors and $50.0 million common equity investment by investment entities managed by Senator Investment Group LP

TRADE STREET

RESIDENTIAL

Experienced and Proven Leadership

Over 100 years of combined multifamily investment and operating experience

Michael Baumann

Chairman & CEO

25 years experience

Founder and CEO – Trade Street Residential, Inc.

Active in the development and/or acquisition of over $1 billion residential properties

B.A. – University of Miami; Juris Doctorate – South Texas College of Law

David Levin

President & Vice

Chairman

30 years experience

President and Vice Chairman (Board Member) – Trade Street Residential, Inc.

Vice Chairman at LNR Property, LLC and managed the Miami real estate investment and asset management division for Lennar Corp. (NYSE: LEN)

Former Managing Director and department co-head of Bear Sterns RE Group

Richard Ross

CFO

30 years experience

CFO – Trade Street Residential, Inc.

CFO – Branch Properties, LLC (13 years)

Certified Public Accountant and Certified Financial Planner

Ryan Hanks

CIO

10 years experience

CIO – Trade Street Residential, Inc.

Active in approximately $1.4 billion of acquisitions representing in excess of 11,600 units

B.S. – Liberty University

Heather Straub

Director, Property

Operations

20 years experience

Director, Property Operations – Trade Street Residential, Inc.

VP of Operations – Riverstone Residential Group and The Bainbridge Companies

Experience in managing upwards of 10,000 units

TRADE STREET

RESIDENTIAL

Attractive Multifamily Industry Dynamics

Several ongoing demographic, fiscal and social trends

support a strong multifamily sector, including:

Decrease in home ownership rates

Increase of the Echo Boomer effect

Limited new supply in target markets

These favorable economic and demographic conditions

led to the following:

Multifamily industry experienced historically low

vacancy levels

Ability to raise rents at higher rates than inflation

Limited Supply

Multifamily Building Permits

Multifamily Permits (in thousands)

800

700

600

500

400

300

200

100

0

1982

1984

1986

1988

1990

1992

1994

1996

1998

2000

2002

2004

2006

2008

2010

2012

Source: US Census Bureau

Demand Drivers

Homeownership Rates

Home Ownership Rate (%)

70.0

68.0

66.0

64.0

62.0

60.0

1982

1987

1992

1997

2002

2007

2012

Source: US Census Bureau

Echo Boomer Population

U.S. Population Ages 20 - 34

Population ages 20-34

70,000,000

65,000,000

60,000,000

55,000,000

50,000,000

45,000,000

40,000,000

35,000,000

30,000,000

1950

1954

1958

1962

1966

1970

1974

1978

1982

1986

1990

1994

1998

2002

2006

2010

Source: US Census Bureau

TRADE STREET

RESIDENTIAL

Portfolio Highlights

Estates at Millenia

Orlando, FL

Fountains Southend

Charlotte, NC

Talison Row

Charleston, SC

Creekstone at RTP

Durham, NC

TRADE STREET

RESIDENTIAL

Portfolio Overview

Operating Properties

Property Name	Location	Units	Average Physical Occupancy [1]	Monthly Effective Rent [2]
The Pointe at Canyon Ridge	Sandy Springs, GA	494	96.4%	$696
Arbors River Oaks	Memphis, TN	191	94.1%	$1,038
The Estates at Perimeter [3]	Augusta, GA	240	93.9%	$925
Lakeshore on the Hill	Chattanooga, TN	123	96.6%	$872
The Trails of Signal Mountain	Chattanooga, TN	172	97.4%	$788
Post Oak	Louisville, KY	126	96.4%	$718
The Beckanna on Glenwood [4]	Raleigh, NC	255	91.8%	$744
Mercé Apartments	Addison, TX	114	97.8%	$769
Park at Fox Trails	Plano, TX	286	97.2%	$802
Terrace at River Oaks [5]	San Antonio, TX	314	90.5%	$765
Estates at Millenia	Orlando, FL	297	94.1%	$1,174
Westmont Commons	Ashville, NC	252	97.4%	$826
Vintage at Madison Crossing	Huntsville, AL	178	96.6%	$751
St. James at Goose Creek	Goose Creek, SC	244	97.4%	$906
Creekstone at RTP	Durham, NC	256	97.7%	$1,011
Talison Row [6]	Charleston, SC	274	-	-
Fountains Southend [6]	Charlotte, NC	208	-	-
Total / Weighted Average		**4,024**	**95.5%**	**$851**

Development Sites

Property	Location	Planned Units	Acerage
Venetian	Fort Myers, FL	436	23.0
Midlothian (MTC East)	Midlothian, VA	238	8.4
The Estates at Maitland	Maitland, FL	416	6.1
Estate at Millenia - Phase II	Orlando, FL	403	7.0

Geographic Diversity



Operating Assets
Development Assets
Acquisitions

1 Average physical occupancy represents the average for the three months ended September 30, 2013 of the total number of units occupied at each apartment community during the period divided by the total number of units at each apartment community.

2 Monthly effective rent per occupied unit is equal to the average of (i) gross monthly rent minus any leasing discounts offered for our tenants for each month in the three month period ended September 30, 2013, (ii) divided by the total number of occupied units during each month included in such period.

3 We own a 50% interest in this apartment community through an unconsolidated joint venture.

4 We have entered into a binding contract for the disposal of this property, which is expected to close during the fourth quarter. While we do have a definitive agreement to dispose of this property, the closing is subject to certain conditions and as such we can provide no assurance that we will be able to do so.

5 We have entered into a definitive agreement for the disposal of this property, which is expected to close during the fourth quarter. While we do have a definitive agreement to dispose of this property, the closing is subject to certain conditions and as such we can provide no assurance that we will be able to do so.

6 We acquired these apartment communities during the third quarter, and as such, average physical occupancy for these communities has been excluded from this table.

TRADE STREET RESIDENTIAL

12

Go-Forward Business Strategy

Maintain disciplined focus on target markets

Disciplined investment focus on mid-sized cities and suburban submarkets of larger cities

Geographies with strong economic and demographic drivers, reduced competition from larger multifamily REITs and limited supply of new housing and apartment construction

Hands-on approach to property management

Internally managed and “hands-on” approach to property management

Tight cost controls

Allocate capital efficiently through disciplined acquisition program and strategically recycling capital

Increase scale in current markets and create new footholds in favorable markets

Focus on portfolio impact (e.g., property management improvements, branding or cross-selling opportunities)

Target acquisition profile: $10 to 50 million, 150 to 500 units, less than 10 years old, high stabilized yields

Exit non-strategic markets and sell older, fully stabilized assets

Recycle proceeds to upgrade asset base and decrease portfolio age

Selectively pursue development

In-house oversight team with extensive experience and proven execution in development and leasing

JV development structure allows developer to control project and transfer property to Company upon stabilization

Maintain a conservative balance sheet with sufficient flexibility for growth

Create a collection of high-quality assets providing consistent, growing cash flow

TRADE STREET

RESIDENTIAL

Growing Target Markets

Domestic migration trends show Southeastern U.S. states experiencing the most drastic increases over the last ten years, as well as the most recent year-over-year comparison

Majority of our target markets

Plan for continued growth within these markets

Positive net migration brings many benefits to the local economy:

Larger workforce

Diversification of skill sets

Institutional and government spending

Focus on markets with strong employment drivers that demonstrate the following characteristics:

Recent corporate relocation

Newly built production plants/facilities

Established Fortune 500 companies

Non-service dependent markets

Attractive state income taxes

Net Domestic Migration – 2001 to 2009*

1,200,000

1,000,000

800,000

600,000

400,000

200,000

-

Florida

Texas

Arizona

North Carolina

Georgia

Nevada

South Carolina

Tennessee

Washington

Colorado

Net Domestic Migration – 2010 to 2011*

160,000

140,000

120,000

100,000

80,000

60,000

40,000

20,000

-

Texas

Florida

North Carolina

Washington

Colorado

South Carolina

Tennessee

Georgia

Virginia

Oregon

Source: NewGeography.com / U.S. Census Bureau.

* Blue bars indicate Trade Street target markets.

TRADE STREET

RESIDENTIAL

Acquisition Pipeline

Committed Acquisition Pipeline

Property	Location	Year Built	Units	Purchase Price	Anticipated Closing Date
Miller Creek at Germantown	Memphis, TN	2013	330	$ 43,750,000	Q4 2013
The Estates at Wake Forest	Wake Forest, NC	2013	288	37,250,000	Q4 2013
The Avenues at Craig Ranch	McKinney, TX	2013	334	42,375,000	Q1 2014
Total			**952**	**$ 123,375,000**	



Miller Creek at Germantown
Memphis, TN



The Avenues at Craig Ranch
McKinney, TX



Estates at Wake Forest
Wake Forest, NC

Acquiring Class-A, institutional-quality assets that reduce the overall portfolio age

Note: No assurance can be given that these transactions will close. Planned acquisitions to be funded with offering proceeds

TRADE STREET RESIDENTIAL
15

Pro Forma Capital Structure

Assets are encumbered with mostly long-term agency or life company debt

- Pro forma for this transaction, the average maturity is 9.0 years with a weighted-average interest rate of 4.2% (93% fixed rate)
- Longer term target leverage between 40-50% debt to total undepreciated real estate assets
- Minimal near-term debt repayment requirements (including amortization) until 2018 and beyond

Pro Forma Summary Capital Structure

($ in thousands)

	All Operations	Adj. for Discontinued Operations	PF excl. Discontinued Operations
Pro Forma Cash Balance [1]	$ 13,556	$ 10,300 [2]	$ 23,856
Pro Forma Indebtedness			
BMO Revolving Credit Facility	$ 13,000		$ 13,000
Mortgage Debt - continuing operations [3]	221,044		221,044
Mortgage Debt - discontinued operations [3]	20,568	(20,568)	-
Mortgage Debt - unconsolidated JV [3][4]	8,838		8,838
Total Debt	**$ 263,450**		**$ 242,882**
Net Debt	**$ 249,894**		**$ 219,026**
Total Debt / Undepreciated Real Estate Assets	**51.0%**		**50.7%**
Net Debt / Undepreciated Real Estate Assets	**48.4%**		**45.7%**

Principal Repayment Requirements by Year (%) [5]



100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
0.0%
0.2%
0.5%
6.7%
5.5%
87.0%
Q4 2013
2014
2015
2016
2017
Thereafter

Maintain a conservative balance sheet with sufficient flexibility for growth

(1) Cash includes unrestricted, restricted and JV cash balances.
(2) We have entered into a definitive agreements for the disposal of these properties, which are expected to close during the fourth quarter. While we do have definitive agreements to dispose of these properties, the closings are subject to certain conditions and as such we can provide no assurance that we will be able to do so
(3) Mortgage debt is all non-recourse to Trade Street
(4) Trade Street's ownership in joint venture is 50%
(5) Pro forma for anticipated dispositions in 4Q 2013 that are classified as discontinued operations

TRADE STREET RESIDENTIAL
16

Investment Highlights

TRADE STREET

RESIDENTIAL

Experienced multifamily management team with extensive market knowledge

Disciplined underwriting and risk management expertise

Attractive in-place long-term indebtedness with minimal near-term maturity

Strong internal and external growth opportunities

Stable current portfolio performance

Differentiated multifamily REIT business model focused on SE mid-sized markets

TRADE STREET

RESIDENTIAL

TRADE STREET

RESIDENTIAL